EXHIBIT 23.1


                               Kyle L. Tingle, CPA
                                 P.O. Box 50141
                             Henderson, Nevada 89016

                                 October 2, 2007




To Whom It May Concern:

The firm of Kyle L. Tingle, Certified Public Accountant consents to the inclusion of his report of May 14, 2007, on the Financial Statements of Palmdale Executive Homes, Corp., as of March 31, 2007, December 31, 2006 and December 31, 2005, in the Form 10SB filing with the U.S. Securities and Exchange Commission and amendments thereto.


Very truly yours,



/s/ KYLE L. TINGLE
_______________________________
    Kyle L. Tingle
    Certified Public Accountant